Exhibit 10.92

NINTH AMENDMENT
TO THE
CAESARS ENTERTAINMENT
401(k) SAVINGS PLAN

WHEREAS, the Caesars Entertainment 401(k) Savings Plan (the “Plan”) is maintained by Harrah’s Operating Company, Inc. (the “Company”); and

WHEREAS, pursuant to Section 13.1 of the Plan, as revised by the Sixth Amendment, the Human Resources Committee of the Board of Directors of Harrah’s Entertainment, Inc. (the “Committee”) may amend the Plan at any time; and

WHEREAS, the Company has determined that, although Caesars Entertainment Retail, Inc. (formerly known as Park Place Entertainment Retail, Inc.) is not a member of the Company’s control group, due to the increasing direction and control that Desert Palace, Inc. has over the individuals employed by Caesars Entertainment Retail, Inc., Desert Palace, Inc. is now the common law employer of Caesars Entertainment Retail, Inc. employees; and

WHEREAS, previously, the Caesars Entertainment Retail, Inc. employees were excluded from participation in the Plan pursuant to Sections 1.19 and 1.20 of the Plan as employees of a third party agency; and

WHEREAS, the Committee desires to amend the Plan at this time to allow Caesars Entertainment Retail, Inc. employees to participate in the Plan on a prospective basis, grant retroactive vesting credit for such employees for their service with Caesars Entertainment Retail, Inc., and grant retroactive service credit for such employees for purposes of the break in service rules under the Plan;

WHEREAS, the Company has determined that allowing Caesars Entertainment Retail, Inc. employees to participate in the Plan will not change the status of the Plan to a multiple employer plan since the Caesars Entertainment Retail, Inc. employees are common law employees of Desert Palace, Inc.;

NOW, THEREFORE, the Plan is hereby amended, effective May 5, 2006, as follows:

1.

Amend Section 1.19 to add the following sentence to its end: “Notwithstanding the foregoing, effective May 5, 2006, employees of Caesars Entertainment Retail, Inc. shall be considered Eligible Employees.”

2.

Further, Caesars Entertainment Retail, Inc. employees shall be given credit for their service with Caesars Entertainment Retail, Inc. for purposes of vesting in Plan benefits.

3.

Finally, Caesars Entertainment Retail, Inc. employees shall be given credit for their service with Caesars Entertainment Retail, Inc. for purposes of the break in service rules under the Plan.

IN WITNESS WHEREOF, the undersigned officer of Harrah’s Entertainment, Inc. hereby adopts this Ninth Amendment to the Plan on this 5th day of May, 2006.

By:
Nizar Jabara
Vice-President Compensation, Benefits, and HRSS